Exhibit 16

_____________________________________________________________________________________
                                    WONG JOHNSON & ASSOCIATES, A PROFESSIONAL CORPORATION
                                                CERTIFIED PUBLIC ACCOUNTANTS
                                                SUITE 103
                                                29377 RANCHO CALIFORNIA ROAD, TEMECULA, CALIFORNIA  92591
                                                TELEPHONE 951–693–1120 • FACSIMILE  951–693–1189

September 11, 2006

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read and agree with the representations included under section Changes in and Disagreements with Accounting and Financial Disclosure of this Registration Statement on Form SB/2, Amendment No. 13, relating to Wong Johnson & Associates, A Professional Corporation.

/s/ Wong Johnson & Associates

WONG JOHNSON & ASSOCIATES
A Professional Corporation
Temecula, California